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                                                                    Exhibit 1.2

                           SIRIUS SATELLITE RADIO INC.
                            (A Delaware corporation)

                                  $200,000,000
                        3 1/4% Convertible Notes due 2011


                                 TERMS AGREEMENT
                                 ---------------

                                                                 October 8, 2004


To:      Sirius Satellite Radio Inc.
         1221 Avenue of the Americas, 36th Floor
         New York, New York 10020


Ladies and Gentlemen:

                  This is a Terms Agreement referenced in the Form Underwriting Agreement attached hereto, as contemplated by the Registration Statement No. 333-108387. The terms of the Form Underwriting Agreement are hereby incorporated herein. We understand that Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 principal amount of its 3 1/4% Convertible Notes due 2011 (the "Underwritten Securities"). The Underwritten Securities are convertible into shares of the Company's common stock, par value $.001 per share (the "Underlying Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Morgan Stanley & Co. Incorporated (the "Underwriter") offers to purchase the total aggregate number of Underwritten Securities, and some or all of the Option Underwritten Securities set forth below, to the extent any Underwritten Securities or Option Underwritten Securities are purchased in accordance with the terms hereof.






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         The Underwritten Securities shall have the following terms:

                        3 1/4% Convertible Notes Due 2011
                        ---------------------------------



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
Title:                        3 1/4% Convertible Notes due 2011

Rank: The notes will be senior unsecured debt and will rank on a parity with all of the Company's existing and future senior unsecured debt and prior to all of the Company's subordinated debt.

Aggregate principal amount:   $200,000,000

Aggregate principal amount    The Underwriter has an option to purchase up to an
of Option Underwritten        additional $30,000,000 principal amount of Underwritten
Securities:                   Securities (the "Option Underwritten Securities")
                              at the public offering price, less an underwriting
                              discount, within 30 days from the Closing Date to
                              cover over-allotments.

Initial public                100% of the principal amount and accrued interest,
offering price:               if any, from the Closing Date.

Purchase price:               97.875% of the principal amount, plus accrued
                              interest, if any, from the Closing Date.

Underlying Securities:        188.6792 shares of common stock, par value $.001
                              per share, of the Company for each $1,000 principal amount of the Underwritten Securities.

Indenture:                    Indenture dated as of May 23, 2003 between the
                              Company and The Bank of New York, as amended by the Third Supplemental Indenture to be dated as of October 13, 2004.

Listing requirements for the  Nasdaq National Market
Underlying Securities:

Lock-up provisions:           For a period of 90 days from the date of the
                              Prospectus Supplement relating to the Underwritten
                              Securities, the Company will not, without the prior written consent of the Underwriter, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or

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

                              dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or
                              (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) file or cause to become effective a registration statement relating to the offer and sale of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than (i) shares of stock that may be issued in connection with the Company's long-term stock incentive plan or 401(k) plan or (ii) amendments to the Company's registration statement on Form S-3 (File No. 333-115695) as are necessary to permit holders of the Company's 2 1/2% Convertible Notes due 2009 (issued on February 20, 2004) to resell those securities or the underlying common stock in a registered transaction. The foregoing sentence shall not apply to (a) the sale of any Underwritten Securities to the Underwriter pursuant to the Form Underwriting Agreement and this Terms Agreement, (b) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) the issuance by the Company of additional options under the Company's existing stock option plans, provided that such options are not exercisable during such 90-day period.

Comfort Letter:               The Company shall cause the Accountant's Comfort
                              Letter and the Bring-down Comfort Letter referenced in, respectively Section 5(g) and
                              Section 5(h) of the Form Underwriting Agreement to be delivered, except that such letters will be delivered by Ernst & Young LLP in lieu of Arthur
                              Andersen LLP.

Additional Representations    The Company represents and warrants to and
of the Company:               agrees with the Underwriter that there are no
                              contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Underwritten Securities registered pursuant to the

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                              Registration Statement, other than the agreements
                              granting registration rights to affiliates of The Blackstone Group L.P. and Apollo Management, L.P.

Additional Covenants          The Company covenants with the Underwriter whether
of the Company:               or not the transactions contemplated in this
                              Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Underwritten Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 3(f) of the Form Underwriting Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue
                              Sky or Legal Investment memorandum, (ii) the cost of printing certificates representing the
                              Underwritten Securities, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the document production charges and expenses associated with printing this Agreement and (v) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Sections 4, 6 and 7 of the Form Underwriting Agreement,
                              "Additional Covenants of the Company" and "Additional Termination Provisions" below, the
                              Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Underwritten Securities by it and any advertising expenses connected with any offers it may make.

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
Additional Conditions of      The obligations of the Underwriter to purchase and pay
Underwriter's Obligations:    for the Underwritten Securities pursuant this Terms
                              Agreement are subject to the following further
                              conditions: subsequent to execution and delivery
                              of this Terms Agreement and prior to the Closing
                              Date there shall not have occurred any change, or
                              any development involving a prospective change, in
                              the condition, financial or otherwise, or in the
                              earnings, business or operations of the Company
                              and its subsidiaries, taken as a whole, from that
                              set forth in the Prospectus (exclusive of any
                              amendments or supplements thereto subsequent to
                              the date of this Agreement) that, in the
                              Underwriter's judgment, is material and adverse
                              and that makes it, in the Underwriter's judgment,
                              impracticable to market the Underwritten
                              Securities on the terms and in the manner
                              contemplated in the Prospectus.

Additional Termination        The Underwriter may terminate this Terms
Provisions:                   Agreement, by notice to the Company at any time at
                              or prior to the Closing Date if (i) trading is suspended or materially limited on, or by, as the case may be, any of the Chicago Board of Options
                              Exchange, the Chicago Mercantile Exchange or the
                              Chicago Board of Trade, (ii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter's judgment, is material and adverse and which, singly or together with any other event specified in this clause (iii), makes it, in the Underwriter's judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus.

                              If this Terms Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Terms Agreement, or if for any reason the Company shall be unable to perform its obligations under this Terms Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Terms Agreement or the offering
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                                                                               6


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
                              contemplated hereunder.

Additional Indemnification    The Company agrees to indemnify and hold harmless
Provisions:                   each affiliate of the Underwriter within the
                              meaning of Rule 405 under the 1933 Act.

Other Terms:                  This Terms Agreement may be signed in
                              counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Notices: All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Global Capital Markets Syndicate Desk; notices to the Company shall be directed to the Company at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020, Attention:
                              Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary.

Closing Date and location:    October 13, 2004
                              10:00 a.m.
                              Cravath, Swaine & Moore LLP
                              Worldwide Plaza
                              825 Eighth Avenue
                              New York, NY 10019-7475
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                  Please accept this offer by signing a copy of this Terms
Agreement in the space set forth below and returning the signed copy to us.


                                                Very truly yours,

                                                MORGAN STANLEY & CO.
                                                   INCORPORATED

                                                     by
                                                        /s/ James  C. Murray
                                                        ----------------------
                                                            James C. Murray
                                                            Vice President



Accepted:

SIRIUS SATELLITE RADIO INC.
     by
           /s/ Patrick L. Donnelly
           ---------------------------------
               Patrick L. Donnelly
               Executive Vice President,
               General Counsel and Secretary